EXHIBIT 99.2

[GRAPHIC OMITTED]
  TOMPKINS
   TRUSTCO INC.

                                                   For more information contact:
                                             Stephen S. Romaine, President & CEO
                                                          Francis M. Fetsko, CFO
                                             Tompkins Trustco, Inc. 607.273.3210

For Immediate Release

Wednesday, April 25, 2007

                             Tompkins Trustco, Inc.
                             Declares Cash Dividend

ITHACA, NY - Tompkins Trustco, Inc. (TMP - American Stock Exchange)

Tompkins Trustco, Inc. announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.30 per share, payable on May 15, 2007, to common shareholders of record on May 4, 2007.

Tompkins Trustco, Inc. is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.



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